EXHIBIT 3.6
                            Digital Freedom Agreement

                          STRATEGIC ALLIANCE AGREEMENT


This agreement is made on September 15, 2003 by and between Gateway Access Solutions, Inc. having it principal place of business at 701 Bloom Street, Suite "C", Danville, PA 17821 and Digital Freedom having its principal place of business at 321 Spruce Street. Suite 200, Scranton PA 18503.

Gateway Access Solutions, Inc. is engaged in the delivery of high-speed wireless data services in various markets in Pennsylvania. Digital Freedom is engaged in providing Networking Services, Broadband Internet Services, ISP services and Access to various subscribers in the area. Therefore it is the purpose of this agreement to form a Strategic Alliance relationship whereby Digital Freedom can provide Gateway Access Solutions, Inc. products, services and support to subscribers in various areas as agreed to from time to time under the terms defined herein and provide Gateway Access Solutions other support services as may be agreed to from time to time.

The parties therefore agree that:

1)   Duties and responsibilities Digital Freedom:

     a) Provides collocation space for Wireless PoP Equipment at Scranton location;
     b)   Provides all Internet connectivity for Scranton area customers;
     c) Provides roof access and space to mount microwave and wireless service antennas on their Scranton office building;
     d) Sells wireless services in the Scranton area under Digital Freedom brand name;
     e) Bills customers direct in Scranton coverage area and pays Gateway Access Solutions 50% of all recurring revenue, as defined in Gateway Access Solutions, Inc SOHO and Enterprise Pricing Matrix, by the 10th of the month following the month Digital Freedom receives payment;
     f) Issues sales/work orders to Gateway Access Solutions for site surveys and installation services (Method TBD);
     g) Pays Gateway Access Solutions all installation fees for customers in Scranton coverage area;
     h) Provides all internet services to their customers in Scranton coverage area;
     i) Acts as a reseller for Gateway Access Solutions, Inc. wireless products and services in specific coverage areas as defined in Exhibit "A";
     j) Conducts marketing/sales programs on a cobrand basis in Reseller coverage areas;
     k) Has subscribers sign Gateway Access Solutions, Inc. sales contract for reseller sales;
     l) Provides front line wireless subscriber support services Help Desk for all coverage areas.
     m) Receives 30% commission on all monthly recurring revenue fees for reseller sales during term of agreement;
     n) Receives 10% commission on installation fees in Reseller coverage areas;
     o) Provides back up technical support services for PoP's in reseller coverage areas;
     p)   Implements marketing plans and operating plans as mutually agreed to;
     q) Provides Gateway Access Solutions, Inc. with 90 day rolling sales forecast monthly as agreed to;


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

Duties and responsibilities Digital Freedom - continued

     r)   Provides site survey support as mutually agreed to;
     s) Immediately advises Gateway Access Solutions, Inc. of any market changes, problems or change in status or direction of Digital Freedom;

2) Duties and responsibilities Gateway Access Solutions, Inc.:

     a) Provides wireless delivery service to Digital Freedom subscribers on a 7X24 basis;
     b) Provides and maintains all wireless PoP equipment in all markets as agreed to;
     c)   Provides all technical support for wireless products and services;
     d)   Provide  wireless  delivery   bandwidth  control  to  Digital  Freedom
          wireless subscribers in reseller coverage areas as specified by sales contract;
     e)   Provides all connectivity in reseller coverage areas;
     f)   Maintains  CPE  inventory to support  agreed to forecast;
     g)   Provides back up help desk support for wireless applications;
     h) Provides start up marketing support for launching agreed to marketing programs including advertising, PR, Mailers, Brochures and seminar support;
     i)   Provides ongoing sales support as requested by Digital Freedom;
     j)   Provides site survey services as mutually agreed to;
     k)   Provides site installation services as mutually agreed to;
     l)   Provides sales and support training to Digital Freedom personnel;
     m)   Conducts all of its business in its own name;
     n) Immediately advises Digital Freedom of any market changes, problems or change in status or direction of Gateway Access Solutions, Inc..;
     o) Designs and maintains its wireless PoP to meet industry standards of performance, availability and reliability.
     p) Expands wireless network to provide subscriber coverage for entire area as mutually agreed to;
     q) Provides Digital Freedom first right of refusal to market future products and services;
     r)   Provides  Digital  Freedom   opportunity  for  consideration  to  same
          agreement in any expansion areas planned.

3) Term; The term of this agreement shall be one year commencing on the effective date of this agreement and may be renewed for subsequent one year periods upon mutual agreement of Gateway Access Solutions, Inc. and Digital Freedom made not less than 60 days before the end of any term.

4) Warranties; Except as expressly provided in this agreement neither party to this Agreement makes no expressed or implied representations, or warranties, including any warranties regarding merchantability or fitness for a particular purpose. Under no circumstances shall either party be liable to the other for special, incidental, indirect, consequential, or similar damages.

5) Limitation of Liabilities; Liability to either party, if any, for damages arising out of its negligent provision of any service or failure to provide service, or for mistakes, omissions, interruptions, delays, errors, or defects in transmission during the course of furnishing services, shall in no event exceed the amount equivalent to charges for such services during the period affected by such negligence, or in which such mistakes, omissions, interruptions, delays, errors or defects in transmission occurred. Neither party shall be liable to the other for any act, omission to act, negligence, or defect in the quality of service of any underlying


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Limitation of  Liabilities - continued

     carrier or other service provider whose facilities or services are used in furnishing any portion of the services provided by both parties.

6) Hold Harmless; Each party to this Agreement shall defend, indemnify, and hold harmless the other party, its officers and directors, employees, and agents from and against any and all lawsuits, claims, demands, penalties, losses, fines, liabilities, damages, and expenses (including attorney's fees) of any kind and nature, without limitation whatsoever, in connection with the each others operations and performance under this Agreement.

7)       Termination of Agreement;

     a) Default; In the event that either party shall default on making payments for services when due or breach any material covenant or undertaking contained in this Agreement and in the event that the defaulting party shall fail to remedy any such default or breach within (60) days from the date of written notice from one party to the other, then, and in the event, the other party shall have the right to terminate or cancel this Agreement forthwith upon written notice thereof.
     b) Insolvency; In the event that either party be adjudged insolvent or bankrupt, or upon the institution of any proceedings by or against it seeking relief, reorganization or arrangement under the laws relating to insolvency, or upon any assignment for the benefit of creditors, or upon the appointment of a Receiver, Liquidator or Trustees of any of its properties or assets, or upon liquidation, dissolution or winding up of its business, then in any such event this Agreement may forthwith be terminated or cancelled by the other parties hereto.
     c) Acquisition of Digital Freedom; In the event of the direct or indirect taking over or assumption of control of Digital Freedom of substantially all of its assets by any governmental authority or third party, Gateway Access Solutions, Inc. shall have the right to terminate or cancel this agreement at anytime thereafter upon giving written notice thereof to Digital Freedom, and upon giving such notice of termination or cancellation, this Agreement shall terminate forthwith.
     d) Acquisition of Gateway Access Solutions, Inc.; In the event of the direct or indirect taking over or assumption of control of Gateway Access Solutions, Inc. or substantially all of its assets by any governmental authority or third party, Digital Freedom shall have the right to terminate or cancel this agreement at anytime thereafter, upon giving of such notice of termination or cancellation, this Agreement shall terminate forthwith.
     e) Other Rights; Except as otherwise provided herein, termination or cancellation of this agreement shall terminate all further rights and obligations of Gateway Access Solutions, Inc. and Digital Freedom hereunder provided that:

          o Neither Gateway Access Solutions, Inc. nor Digital Freedom shall be relieved of their respective obligations to pay any sums of money due or payable under this agreement and;

          o If such termination or cancellation is a result of a breach hereof by a party hereto, the other party shall be entitled to pursue any and all rights and remedies it has to redress such breach in law or equity.

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

8)   Relationship of Parties;
     Neither party hereto shall have any right whatsoever to incur any liabilities or obligations on behalf of or binding upon the other party. Digital Freedom shall be solely responsible for all investments made or expenses incurred in connection with the establishment of operation of its business. Digital Freedom especially agrees that it will act under this Agreement as an independent contractor in accordance with the terms of this Agreement.

9)   Confidentiality;
     This Agreement and all of the rates, terms, conditions, business plans, technology implementation and other information herein, are confidential and shall not be disclosed by either party to any other person, except as may be required by a court or government agency acting in accordance with its jurisdiction. If either party discloses such information to a person within said party's organization on a need to know basis, such person will be advised of the confidential and nondisclosable nature of said and required to abide thereby.

10)  Force Majeure;
     Neither party shall be responsible for delays or failures in performance resulting from acts or occurrences beyond the reasonable control of such party, regardless of whether such delays or failures in performance were foreseen or foreseeable as of the date of this Agreement, including without limitation: fire, explosion, acts of God, war, revolution, civil commotion, or acts of public enemies; ant law, order, regulation, or ordinance of any government or legal body; strikes; or delays caused by the other party or any circumstances beyond the parties reasonable control. In such event, the party affected shall, upon giving proper notice to the other, be excused from such performance to the extent of such interference.

11)  Modifications by Regulatory Authorities;
     This Agreement shall at all times be subject to such changes or modifications by the Federal Communications Commission, the Pennsylvania Public Utilities Commission. In the event that any of these authorities requires material modification to this Agreement at any time, any adversely affected party may terminate this Agreement, without liability, upon thirty
     (30)days' notice to the other given no later than sixty (60) days after that date such modification is required.

12)  Assignment -Digital Freedom;
     This agreement shall inure to the benefit of and be binding upon Digital Freedom and its successors and assigns but shall not be assignable by Digital Freedom without the written consent of Gateway Access Solutions, Inc. In the event Digital Freedom wishes to delegate the performance on any of its obligations hereunder to a third party, Digital Freedom must first obtain written consent of Gateway Access Solutions, Inc., which consent shall not be unreasonably withheld. Gateway Access Solutions, Inc. reserves the right to approve all terms of such delegation. Any such purported assignment or delegation without written consent shall be voidable by Gateway Access Solutions, Inc. and will then be of no effect.

13)  Assignment Gateway Access Solutions, Inc.;
     This agreement shall inure to the benefit of and be binding upon Gateway Access Solutions, Inc. and its successors and assigns but shall not be assignable by Gateway Access Solutions, Inc. without the written consent of Digital Freedom, which consent shall not be unreasonably withheld, except that Gateway Access Solutions, Inc. may assign this Agreement or delegate its performance hereunder in whole or in part to a directly or indirectly majority-owned subsidiary of Gateway Access Solutions, Inc. or to a party


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

Assignment Gateway Access Solutions, Inc - continued

     acquiring substantially all of Gateway Access Solutions, Inc.'s business and assuming all of its obligations and liabilities including those of this Agreement.

14)  Third Party Sales;
     Digital Freedom understands and accepts that Gateway Access Solutions, Inc. cannot prevent third parties from providing unlicensed wireless services that are neither subsidiaries nor affiliates of Gateway Access Solutions, Inc. in the coverage area, nor shall Gateway Access Solutions, Inc. have any obligation to Digital Freedom or otherwise with respect to such sales.

15)  Notices;
     Any notices, requests, demands or other communications required or permitted hereunder shall be deemed to be properly given when deposited in the United States mail, postage prepaid, or when deposited with a recognized package delivery service company for transmittal, charges prepaid, addressed:

     a)   In the case of Gateway Access Solutions, Inc. to:

          Andrew C. Nester
          President/CEO
          701 Bloom Street, "C"
          Danville, CA 17821

     b)   In the case of Digital Freedom to:

          Bradley G. Stevens
          President
          321 Spruce Street, Suite 200
          Scranton, PA 18503

     Or to such other persons or address as either company may from time to time furnish the other.

16)  No Implied Waivers;
     The failure of either party at anytime to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

17)  Arbitration; Attorney's Fees;
     If any dispute arises out of or in connection with this Agreement, the parties agree to submit to arbitration before and arbitrator knowledgeable in the telecommunications industry. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association with the exception that the rules of evidence and the rules of civil procedures shall not apply. If the parties cannot agree on an arbitrator, each party shall choose an arbitrator and the two arbitrators shall choose a third arbitrator. The three arbitrators shall then conduct arbitration. The award of the arbitrators may include costs of the arbitration and reasonable attorney's fees incurred in connection with any dispute.

18)  Waiver of Right to Trial by Jury;
     Each party waives the right to a trial by jury in any lawsuit based on or arising out of this Agreement.

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

19)  Controlling Law;
     The validity, interpretation, and performance of this Agreement shall be controlled by and construed under the laws of the state of Pennsylvania, the state under which this Agreement is being executed. It is understood, however, that this is a general form of agreement, designed for use in the United States wherever Gateway Access Solutions, Inc. may desire to sell its services and that any provision hereunder that in any way contravenes the laws of any state or jurisdiction shall be deemed not to be part of this Agreement therein. However, all other terms of this Agreement shall remain in force.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized and empowered officers and representatives as of August 25, 2003.


Gateway Access Solutions, Inc.      Digital Freedom

By:   /s/Andrew C. Nester                     By: /s/Bradley G. Stevens
    ------------------------------------          -----------------------------
Name:   Andrew C. Nester                      Name:  Bradley G. Stevens

Title:  President/CEO                         Title: President

Date:   September 15, 2003                    Date:  September 15, 2003



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

                                   EXHIBIT "A"
                                  Coverage Area


Private Label area:

         Scranton, PA

Reseller Coverage Area:

         Wilkes-Barre, PA PoP coverage area
         Stroudsburg PA

Exclusion: (To be reviewed from time to time)

         Geisinger Health System, Hospitals, Clinics, Doctors, Transcriptionists this Agreement ("Manufacturer Escrow Deposit") and

          (ii) all material necessary for GAS to perform ( and to engage third party contractors on GAS's behalf to perform) any maintenance, support, error correction, bug-fix, upgrade that would be provided by or on behalf of PointRed, or otherwise for the benefit of GAS, under this Agreement ("Support Escrow Deposit").

          The escrow agent shall be ("____"). ______. PointRed shall enter into a Manufacturer escrow agreement ("Escrow Agreement") for the MMDS products in substantially in the form of ______ Preferred Escrow Agreements, (a) naming GAS as direct beneficiary thereof; (b) providing a mechanism for changing the approved manufacturer; and (c) providing that only in the event that PointRed (i) becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors. (ii) ceases to do business in the ordinary course. (iii) elects to discontinue products critical to GAS's business, or (iv) effects an assignment of this Agreement or its obligations hereunder (whether by transfer of control, operation of law or otherwise) without the consent of GAS, the Manufacturer Escrow Deposit shall be released to the approved manufacturer and the GAS Escrow Deposit shall be released to GAS ("Release Condition"). If the manufacturer initially selected by the Parties to manufacture the PointRed Products does not enter into the Escrow Agreement or if all the manufacturers which are parties to the Escrow Agreement become subject to a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors or cease to do business in the ordinary course at any time during the term of this Agreement, then the Parties will select a new manufacturer who will agree to enter into the Escrow Agreement and agree to adding such manufacturer as a party to the Escrow Agreement.

     11. Term: This Agreement shall have an initial term of 2 years from the Effective Date and shall be renewed for an additional 2 year term unless a party sends written notice of termination not less than 60 days prior to the termination of the initial or any subsequent term. If any minimum order requirement as set forth in Section 3(b) is not met, PointRed shall have the right to terminate the exclusivity of territory and products listed in Exhibit A, by giving 60-day written notice to GAS.

     12.  General Terms.

          (a) Entire Agreement. This Agreement contains the entire agreement between the parties, and supersedes all prior negotiations, drafts, and other understandings which the parties may have had concerning the subject matter hereof.

          (b) Relationship of Parties. The parties hereto intend to create a relationship of manufacturer - distributor. Nothing in this Agreement shall be construed to create any other relationship, including, but not limited to, joint venturers, partners, or employer - employee.

          (c) Successors. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, successors, executors, administrators and assigns of the parties hereto.

          (d) Amendments. This Agreement may not be amended or modified except by written documents signed by all parties.

          (e) Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by, or invalid under, applicable law, the remainder of this Agreement and any other application of such provision shall not be affected thereby.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument. All such counterparts together shall constitute one and the same Agreement.

          (g)  Notice.   Any   notice,   demand,   request,   consent  or  other
               communication  which either party  desires or is required to give

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Notice - continued

               to any other party shall be in writing and shall be deemed to have been given when either: (a) delivered in person or by facsimile transfer, or (b) sent by overnight courier or first-class registered or certified mail, postage pre-paid, return receipt requested, addressed to such party at the address set forth following each party's signature to this Agreement. Either party may designate another address for itself at any time upon written notice to the other party.

          (h) Fax Transmission. The facsimile transmission of a signed copy of this Agreement or any amendment thereto to the other party or his agent, followed by faxed acknowledgment of receipt, shall constitute delivery of such document.

          (i) Headings. The titles and headings of the various sections of this Agreement have been inserted only for convenience of reference. They are not part of this Agreement and may not be used to construe or interpret any of the terms hereof.

          (j) Expense of Enforcement. If any action, proceeding or litigation is commenced to enforce any provision of this Agreement, then the prevailing party shall be entitled to be reimbursed by the unsuccessful party for all costs incurred in connection with such action, proceeding or litigation, including a reasonable allowance for attorneys' fees and costs, which amount shall be added to and become part of the final decision in such matter.

          (k) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, without giving effect to principles of conflict of laws.


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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the date specified below.


POINTRED TECONOLOGIES


Signature: /s/ Susan Lee
           ---------------------------------
Printed Name:  Susan Lee
Title: CEO

Date: 1-15-2004


Address for Notice:


PointRed Technologies
397 W. Trimble Road, Bldg 2, San Jose, CA 95135



GATEWAY ACCESS SOLUTIONS, INC.


Signature: /s/ Andrew C. Nester
           ---------------------------------
Printed Name:  Andrew C. Nester
Title: CEO

Date: 1/15/2004

Address for Notice:


930 Tahoe Bvld. 802-505
Incline Village, NV 89451

                                    Exhibit A

                             Territory and Products






Exclusive Territory:

                  All of the United States.

Authorized Products:

                  All MMDS/ITFS (2.5 - 2.6GHz) Products offered.



Non-Exclusive Territory:


                  The remainder of the world outside of the Exclusive Territory.

Products authorized for Non-Exclusive Territory:     All PointRed Products

                                    Exhibit B
                  Price List MMDS/ITFS (2.5 - 2.6 GHz) Products



--------------------   ---------------------------------------    --------------
Part #                 Description                                          List
--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------
M250 BTS/PTM            Base Station, transceiver                      $4,250.00
--------------------    --------------------------------------    --------------
M250 BTS/PTM
--------------------    --------------------------------------    --------------
(4Mbit)
--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------
--------------------    --------------------------------------    --------------

M250 BTS/PTM            Base Station, transceiver                      $6,375.00

--------------------    --------------------------------------    --------------
M250 BTS/PTM
--------------------    --------------------------------------    --------------
(8Mbit)
--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------
--------------------    --------------------------------------    --------------
4 Mbs
--------------------    --------------------------------------    --------------
M250T - 2.5 (CPE)       Transceiver 4 Mbs (requires Antenna)             $420.00
--------------------    --------------------------------------    --------------
M250M - 2.5 (CPE)       Modem 4 Mbs (requires power supply)
--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------
8Mbs
--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------
M250T - 2.5 (CPE)       Transceiver 8 Mbs (requires Antenna)             $598.00
--------------------    --------------------------------------    --------------
M250M - 2.5 (CPE)       Modem 8 Mbs (requires power supply)
--------------------    --------------------------------------    --------------

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

Price List MMDS/ITFS - continued

--------------------    --------------------------------------    --------------

--------------------   ---------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------
--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------
M250PTP Indoor          2.5GHz, 1 master and 1 slave transceiver
                          (without antenna)                            $1,646.25
--------------------    --------------------------------------    --------------
Point to Point
--------------------    --------------------------------------    --------------
M250PTP OutDoor         2.5GHz pttopt out door system                  $3,756.25
--------------------    --------------------------------------    --------------
Point to Point
--------------------    --------------------------------------    --------------
M250SAR                 2.5GHz Standalone router extended cellular
                          reach                                        $2,995.00
--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------

--------------------    --------------------------------------    --------------



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